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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

GENERAC HOLDINGS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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GENERAC HOLDINGS INC.
S45 W29290 Hwy. 59
Waukesha, Wisconsin 53189

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 16, 2016

To our stockholders,

        Notice is hereby given that the 2016 annual meeting of stockholders of Generac Holdings Inc. will be held on Thursday, June 16, 2016, at 9:00 a.m. local time, at Generac corporate headquarters at S45 W29290 Hwy. 59, Waukesha, Wisconsin 53189, for the following purposes:

  1.
  To elect the three nominees named herein as Class I directors;

  2.
  To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2016;

  3.
  To vote on an advisory, non-binding "say-on-pay" resolution to approve the compensation of our executive officers;

  4.
  To consider any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.

        Holders of record of our common stock at the close of business on April 18, 2016 are entitled to notice of, and to vote at, the annual meeting. Stockholders of record may vote their shares via telephone or over the Internet or, if a paper proxy card is requested, by signing, dating and mailing the proxy card in the envelope provided or by delivering any completed proxy card at the annual meeting. Stockholders of record may also vote in person at the annual meeting. Instructions regarding all methods of voting are contained on any Notice of Internet Availability of Proxy Materials or proxy card provided. If your shares are held in the name of a bank, broker, fiduciary or custodian, follow the voting instructions you receive from your record holder.

By Order of the Board of Directors, Aaron Jagdfeld President and Chief Executive Officer

April 29, 2016

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING PLEASE VOTE PROMPTLY BY TELEPHONE OR THE INTERNET, OR REQUEST A PROXY CARD TO COMPLETE, SIGN AND RETURN. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY.

GENERAC HOLDINGS INC.
S45 W29290 Hwy. 59
Waukesha, Wisconsin 53189

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
June 16, 2016

INFORMATION CONCERNING SOLICITATION AND VOTING

        The Board of Directors (the "Board of Directors" or "Board") of Generac Holdings Inc. ("Generac," "we," "us," "our," or the "Company,") is soliciting your proxy to be voted at the Annual Meeting of Stockholders to be held on Thursday, June 16, 2016, at 9:00 a.m. local time, at Generac corporate headquarters at S45 W29290 Hwy. 59, Waukesha, Wisconsin 53189, and any postponement or adjournment thereof.

        In accordance with rules and regulations of the Securities and Exchange Commission (the "SEC"), instead of mailing a printed copy of our proxy materials to each stockholder of record or beneficial owner, we furnish proxy materials, which include this proxy statement and the accompanying proxy card, notice of meeting, and annual report to stockholders, to our stockholders over the Internet unless otherwise instructed by the stockholder. If you received a Notice of Internet Availability of Proxy Materials ("Notice of Internet Availability") by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability. The Notice of Internet Availability was first mailed on or before May 4, 2016 to all stockholders of record as the record date for the annual meeting, which was the close of business on April 18, 2016.

Matters to be Considered

        At the meeting, stockholders will be asked to vote to elect the three nominees named herein as Class I directors, to ratify the selection of the independent registered public accounting firm and to vote on an advisory, non-binding "say-on-pay" resolution to approve the compensation of our executive officers. See "PROPOSAL 1—ELECTION OF CLASS I DIRECTORS", "PROPOSAL 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM" and "PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION". The Board of Directors does not know of any matters to be brought before the meeting other than as set forth in the notice of meeting. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

Record Date; Stock Outstanding and Entitled to Vote

        Holders of common stock as of the record date are entitled to notice of, and to vote at, the annual meeting. As of the record date, there were 66,542,665 shares of common stock outstanding and entitled to vote at the annual meeting, with each share entitled to one vote.

        If you are a stockholder of record, you will need to present the Notice of Internet Availability or proxy card that you received, together with a form of personal photo identification, in order to be admitted into the meeting. If you are the beneficial owner of shares held in "street name," you will need to provide proof of ownership, such as a recent account statement or letter from your bank, broker or other nominee as of the close of business on April 18, 2016, along with a form of personal photo identification. Alternatively, you may contact the broker, bank or other nominee in whose name your shares of common stock are registered and obtain a legal proxy to bring to the meeting. Audio or visual recording of any portion of the annual meeting shall not be permitted and is prohibited. No cameras, recording equipment, large bags, briefcases or packages will be permitted into the meeting or adjacent areas. All other items may be subject to search.

Information About This Proxy Statement

        Why you received this proxy statement.    These materials have been made available to you on the internet or, upon your request, have been delivered to you in printed form, because our Board of Directors is soliciting your proxy to vote your shares at the annual meeting and any postponement or adjournment thereof. This proxy statement includes information that we are required to provide to you under the rules of the SEC and that is designed to assist you in voting your shares. If you own our common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one Notice of Internet Availability relating to these proxy materials or copy of these materials themselves. To assist us in saving money and to serve you more efficiently, we encourage you to have all your accounts registered in the same name and address by contacting our transfer agent:

Computershare Investor Services
P.O. Box 43078
Providence, RI 02940-3078
United States of America

By Overnight Delivery:
Computershare Investor Services
250 Royall Street
Canton, MA 02021
United States of America

Telephone: 1-800-942-5909
Fax: (312) 601-2312

        Householding.    The SEC's rules permit us to deliver a single Notice of Internet Availability or set of annual meeting materials to one address shared by two or more of our stockholders. This delivery method is referred to as "householding" and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice of Internet Availability or proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate Notice of Internet Availability or copy of the other proxy materials to any stockholder at the shared address to which a single copy of those documents was delivered. If you are a record holder and if you prefer to receive separate copies of the proxy materials, please contact Raj Kanuru, SVP, General Counsel and Secretary, Generac Holdings Inc., S45 W29290 Hwy. 59, Waukesha, Wisconsin 53189.

 Voting by and Revocation of Proxies

        Stockholders of record are requested to vote by proxy in one of three ways:

  •
  By telephone—Use the toll-free telephone number shown on the Notice of Internet Availability or any proxy card you receive;

  •
  By internet—Visit the internet website indicated on the Notice of Internet Availability or any proxy card you receive and follow the on-screen instructions;

  •
  By mail—If you request a paper proxy card by telephone or internet, you may elect to vote by mail. If you elect to do so, you should date, sign and promptly return your proxy card by mail in the postage prepaid envelope which accompanied that proxy card; or

  •
  In person—You can deliver a completed proxy card at the meeting or vote in person.

        Voting instructions (including instructions for both telephonic and Internet proxies) are provided on the Notice of Internet Availability and on any proxy card you receive. The internet and telephone proxy procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholders' instructions have been recorded properly. A control number, located on the Notice of Internet Availability or proxy card, will identify stockholders and allow them to submit their proxies and confirm that their voting instructions have been properly recorded. Costs associated with electronic access, such as usage charges from internet access providers and telephone companies, must be borne by the stockholder. If you submit your proxy by Internet or telephone, it will not be necessary to return a proxy card for your vote to be counted.

        If a stockholder does not submit a proxy by the internet or by telephone or return a signed proxy card, and does not attend the meeting and vote in person, his or her shares will not be voted. Shares of our common stock represented by properly executed proxies received by us or proxies submitted by telephone or via the internet, which are not revoked, will be voted at the meeting in accordance with the instructions contained therein.

        If instructions are not given and you do not indicate how your shares should be voted on a proposal, the shares represented by a properly completed proxy will be voted as the Board recommends. In addition, we reserve the right to exercise discretionary authority to vote proxies, in the manner determined by the Board in its sole discretion, on any matters brought before the 2016 annual meeting for which we did not receive adequate notice under the proxy rules promulgated by the SEC.

        Any proxy signed and returned by a stockholder or submitted by telephone or via the internet may be revoked at any time before it is exercised by giving written notice of revocation to the Company's Secretary at our address set forth herein, by executing and delivering a later-dated proxy (either in writing, by telephone or via the internet) or by voting in person at the meeting. Attendance at the meeting will not, in and of itself, constitute revocation of a proxy.

        If your shares are held in the name of a bank, broker, fiduciary or custodian, follow the voting instructions on the form you receive from your record holder. The availability of internet and telephone proxies for these stockholders will depend on their voting procedures.

Quorum

        The presence at the annual meeting, in person or by proxy, of the holders of at least a majority of the number of shares of common stock issued and outstanding and entitled to vote as of the record date, is required to constitute a quorum to transact business at the annual meeting. Abstentions and broker non-votes will be counted toward the establishment of a quorum.

 Required Votes

        Election of Nominees named herein as Directors.    Proposal 1. Under our Amended and Restated Bylaws (the "Bylaws"), the affirmative vote of the holders of a plurality of shares of common stock voting on this matter at the annual meeting is required to elect each nominee named herein as a director. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Accordingly, shares not voted (because of abstention, broker non vote or otherwise) will have no effect on the outcome of the election of Directors. Notwithstanding the foregoing, if a nominee for Director receives more "withheld" or "against" votes for his or her election than votes "for" his or her election in an uncontested election at a meeting of stockholders, the Director shall, in accordance with and subject to our Corporate Governance Guidelines and Principles, promptly tender his or her resignation to the Board.

        Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm.    Proposal 2, relating to the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2016, will be approved if it receives the affirmative vote of the holders of a majority of the shares of common stock represented at the annual meeting and entitled to vote. Accordingly, shares not voted (because of abstention, broker non-vote, or otherwise) will have the effect of a vote "against" approval of the resolution.

        Approval of Non-Binding "Say-on-Pay" Resolution Regarding Executive Compensation.    Proposal 3, relating to the non-binding resolution to approve our executive compensation, will be approved if it receives the affirmative vote of the holders of a majority of the shares of common stock represented at the annual meeting and entitled to vote. Accordingly, shares not voted (because of abstention, broker non-vote, or otherwise) will have the effect of a vote "against" approval of the resolution.

        Other Matters.    If any other matters are properly presented at the annual meeting for action, including a question of adjourning or postponing the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

Shares Held by Brokers

        If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. If you do not give voting instructions to your broker, your broker may vote your shares for you on any discretionary items of business to be voted upon at the annual meeting. If you do not provide voting instructions on a non-discretionary item, including the election of the nominees named herein as directors, the shares will be treated as "broker non-votes." We believe that the ratification of the appointment of Deloitte & Touche LLP (Proposal 2) is a routine matter on which brokers will be permitted to vote any unvoted shares in their discretion. We believe that election of the three nominees named herein as Class I directors (Proposal 1) and the advisory, non-binding "say on pay" resolution (Proposal 3) are non-routine matters on which brokers will not be permitted to vote any unvoted shares. "Broker non-votes" will be included in determining the presence of a quorum at the annual meeting but will have no effect on the outcome of Proposal 1 (election of the three nominees named herein as Class I directors) but will have the effect of votes "against" the advisory, non-binding "say-on-pay" resolution.

Proxy Solicitation

        We will bear the costs of solicitation of proxies for the annual meeting, including preparation, assembly, printing and mailing of the Notice of Internet Availability, this proxy statement, the annual report, any proxy card and any additional information furnished to stockholders. Copies of our proxy statement will be furnished, upon request, to banks, brokerage houses, fiduciaries and custodians holding shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation material to such beneficial owners. In addition, under the terms of our engagement with Computershare Trust Company, N.A. ("Computershare") as transfer agent for the Company, Computershare provides services in connection with our annual meeting. The anticipated total cost of such engagement is $14,000, of which a small portion of such cost relates to services provided in connection with our annual meeting. Solicitation of proxies by mail may be supplemented by telephone, email or personal solicitation by Computershare or by directors, officers, or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Independent Registered Public Accounting Firm

        We have been advised that a representative of Ernst & Young LLP, our independent registered public accounting firm for the year ended December 31, 2015, will attend the annual meeting, will have an opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions. A representative of Deloitte & Touche LLP, our independent accounting firm for the year ending December 31, 2016, will attend the annual meeting, will have an opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

Annual Report and Company Information

        Our Annual Report to Stockholders, which contains consolidated financial statements for the year ended December 31, 2015, is being furnished to stockholders concurrently herewith. You also may obtain a copy of our Annual Report on Form 10-K for the year ended December 31, 2015 that was filed with the SEC, without charge, by writing to Generac Holdings Inc., Attn: Investor Relations, S45 W29290 Hwy. 59, Waukesha, Wisconsin 53189. These materials will also be available without charge at "Investor Relations" on our website at www.generac.com.

PROPOSAL 1—ELECTION OF CLASS I DIRECTORS

        Our Third Amended and Restated Certificate of Incorporation provides that our Board of Directors is divided into three classes, as nearly equal in number as possible, with each class serving a consecutive three-year term. The term of the current Class I Directors will expire on the date of the 2016 annual meeting, subject to the election and qualification of their respective successors.

        In selecting director candidates, the Nominating and Corporate Governance Committee considers whether the candidates possess the required skill sets and fulfill the qualification requirements of directors approved by the Board of Directors, including integrity, objectivity, sound judgment, leadership and diversity of experience (for example, in relation to finance and accounting, strategy, risk, technical expertise, policy-making, etc.). The following biographies describe the business experience of each director. Following the biographical information for each director below, we have listed qualifications that, in addition to those discussed above, the Board of Directors considered in determining whether to recommend the director be nominated for reelection.

        As previously disclosed by the Company, Mr. Timothy Walsh, a Class I director of the Company, has decided to not stand for reelection to the Board of Directors. Mr. Walsh's decision was not the result of any disagreement with the Company on any matters. In connection with that decision, Mr. Walsh also stepped down as Chairman of the Board effective February 10, 2016. As a result, the Board of Directors has elected Aaron Jagdfeld, the Company's President and Chief Executive Officer, to serve as Executive Chairman of the Board, also effective February 10, 2016. On February 10, 2016, the Board of Directors of the Company adopted an amendment (the "Amendment") to the Bylaws of the Company allowing the Board of Directors to create at its discretion the position of Lead Director in the event that the position of Chairman of the Board is held by the Chief Executive Officer of the Company. The Amendment was effective February 10, 2016. Pursuant to the Amendment, the Board of Directors elected Todd A. Adams to the position of Lead Director, effective February 10, 2016.

        As previously disclosed by the Company, Mr. Ralph Castner, a Class II director of the Company, has resigned from the Company's Board of Directors, effective April 22, 2016. Mr. Castner's term was scheduled to expire at the Company's 2017 Annual Meeting of Shareholders. In notifying the Company of his decision to resign, Mr. Castner indicated that his decision to resign was not the result of any disagreement with the Company on any matters.

        The Board of Directors thanks Messrs. Walsh and Castner for their outstanding service and valuable contributions to the Company.

        The nominees for election as Class I Directors at the 2016 annual meeting are described below. The Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors has nominated each of the candidates for election. If elected, each of the nominees is expected to serve for a three-year term expiring at the annual meeting of stockholders of the Company in 2019 and until their respective successors have been elected and qualified. The Board of Directors expects that each of the nominees will be available for election as a director. However, if by reason of an unexpected occurrence, one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board of Directors may nominate.

        The Board of Directors recommends a vote FOR the Company's nominees for Class I Directors.

Nominees for Election

Name and present position, if any, with the Company	Age, period served as a director, other business experience
Class I Directors
John D. Bowlin

65, has served as a director of Generac since December 2006. Mr. Bowlin served as a consultant to CCMP Capital Advisors, LLC ("CCMP") from January 2008 through December 2011. Mr. Bowlin previously served as President and Chief Executive Officer of Miller Brewing Company from 1999 until 2003. From 1985 until 2002, Mr. Bowlin was employed by Philip Morris Companies, Inc., in various leadership capacities, including President, Kraft International, Inc. (1996-1999), President and Chief Operating Officer, Kraft Foods North America (1994-1996), President and Chief Operating Officer, Miller Brewing Company (1993-1994), and President, Oscar Mayer Food Corporation (1991-1993). He currently serves as the lead independent director of the Vitamin Shoppe, Inc. He previously served as a director of the Schwan Food Company (retired February 2015), a director of Quiznos and a director and Non-Executive Chairman of Spectrum Brands and the Pliant Corporation. Mr. Bowlin holds a Bachelor of Business Administration from Georgetown University and a Master of Business Administration from Columbia University.

Mr. Bowlin has extensive leadership skills and operations experience in senior positions, including as Chairman, Chief Executive Officer and Chief Operating Officer for a number of private companies and divisions of public companies.

Aaron P. Jagdfeld President and Chief Executive Officer

44, has served as our President and Chief Executive Officer since September 2008 and as a director since November 2006. Mr. Jagdfeld has served as our Chairman since February 2016. Prior to becoming President and Chief Executive Officer, Mr. Jagdfeld worked for Generac for 15 years. He began his career in the Finance Department in 1994 and became our Chief Financial Officer in 2002. In 2007, he was appointed president and was responsible for sales, marketing, engineering and product development. Prior to joining Generac, Mr. Jagdfeld worked in the audit practice of the Milwaukee, Wisconsin office of Deloitte & Touche. Mr. Jagdfeld holds a Bachelor of Business Administration in Accounting from the University of Wisconsin-Whitewater. Mr. Jagdfeld also currently serves as a director of The Hillman Group.

As the Chief Executive Officer and the only management representative on the Board, Mr. Jagdfeld provides valuable insight to the Board into the day-to-day business issues facing the Company. Since joining the Company, he has played a pivotal role in navigating the Company through our initial public offering, significant business growth, several acquisitions and our international expansion. Mr. Jagdfeld has extensive finance and operational experience and has high-level leadership experience within the Company.

Name and present position, if any, with the Company	Age, period served as a director, other business experience
Andrew G. Lampereur

53, has served as a director of the Company since March 2014. Mr. Lampereur currently serves as Executive Vice President and Chief Financial Officer of Actuant Corporation, a global diversified company. Mr. Lampereur joined Actuant in 1993 as Corporate Controller progressing to Vice President Finance of Gardner Bender, a subsidiary of Actuant, in 1996, Vice President and General Manager-Distribution of Gardner Bender in 1998, Applied Power (currently known as Actuant) Business Development Leader in 1999, and most recently, Chief Financial Officer. Prior to 1993, Mr. Lampereur held various financial positions with Fruehauf Trailer Corporation, Terex Corporation, and Price Waterhouse. Mr. Lampereur graduated with a Bachelor of Business Administration from St. Norbert College. He is also a Certified Public Accountant. During the past five years, he previously served on the board of directors of Robbins & Myers.

Mr. Lampereur contributes over 25 years of senior-level financial experience in a variety of businesses complementary to Generac, including as a chief financial officer and director of a multi-national public company.

Other Members of the Board of Directors

        Including the nominees, the Board of Directors currently consists of eight (8) directors, each of whom, other than the nominees and Mr. Timothy Walsh who is not standing for re-election, and Mr. Castner who elected to resign as of April 22, 2016, is described below. The terms of the Class III Directors expire at the 2018 Annual Meeting of Stockholders, subject to the election and qualification of their respective successors. The terms of the Class II Directors expire at the 2017 Annual Meeting of Stockholders, subject to the election and qualification of their respective successors.

Name and present position, if any, with the Company	Age, period served as a director, other business experience
Class II Directors
Todd A. Adams

45, has served as a director of Generac since October 2013. He has served as our Lead Director since February 2016. Mr. Adams serves as President, Chief Executive Officer and as a Director of Rexnord Corporation, an industrial company. He became its President and Chief Executive Officer in September 2009 and became a director in October 2009. Mr. Adams joined Rexnord Corp. in 2004 as Vice President, Treasurer and Controller. He also served as Senior Vice President and Chief Financial Officer of Rexnord Corporation from April 2008 to September 2009 and as President of its Water Management platform in 2009. Prior to joining Rexnord Corporation, Mr. Adams held various positions at The Boeing Company, APW Ltd. and Applied Power Inc. (currently Actuant Corporation). Mr. Adams earned his Bachelor of Business Administration in Finance from Eastern Illinois University.

Mr. Adams brings to Generac extensive management and leadership experience gained in such senior roles as Chief Executive Officer and Chief Financial Officer for a multi-national public company.

Name and present position, if any, with the Company	Age, period served as a director, other business experience
Bennett Morgan

52, has served as a director of Generac since October 2013. Mr. Morgan has been the President and Chief Operating Officer of Polaris Industries,  Inc., a vehicle manufacturer, since April 2005. Previously, Mr. Morgan served as Vice President and General Manager of the ATV Division of Polaris Industries, Inc. from November 2004 until his current appointment as President and Chief Operating Officer. Mr. Morgan joined Polaris Industries, Inc. in 1987 and spent the next ten years in various marketing, product development and operations responsibilities. Mr. Morgan earned his Bachelor of Science from St John's University, Collegeville, MN and his Master of Business Administration from the Carlson School of Management, University of Minnesota.

Mr. Morgan brings to Generac extensive leadership skills, and over 25 years of expertise in international consumer durables products, dealer distribution, and product development and innovation in such senior roles as President and Chief Operating Officer.

Class III Directors
Robert D. Dixon

56, has served as a director of Generac since March 2012. Since November 2014, Mr. Dixon has served as Chief Executive Officer and, effective April 23, 2015, Chairman and CEO of Natural Systems Utilities LLC, a distributed water infrastructure company. From October 2012 until March 2014, Mr. Dixon served as Chief Executive Officer of Seven Seas Water Corporation, an international services corporation. Previously, Mr. Dixon was Senior Vice President & General Manager at Air Products and Chemicals, Inc. ("Air Products") from 2007 to 2011. From 2003 to 2006, while based in Singapore, he was President of Air Products Asia Inc. Mr. Dixon served as the Vice President for the Structured Business Division of Air Products from 2001 to 2003. From 1989 to 2000, Mr. Dixon held various senior management positions within Air Products, including Vice President, Finance, for a joint venture with Mitsubishi Heavy Industries, Group Controller and General Manager. Prior to joining Air Products in 1983, Mr. Dixon earned a Master of Business Administration from the Pennsylvania State University and a Bachelor of Business Administration from Miami University. He also attended the Advanced Management Program at INSEAD in Fontainebleau, France.

Mr. Dixon has over 30 years of global management, operations and finance experience.

Name and present position, if any, with the Company	Age, period served as a director, other business experience
David A. Ramon

60, has served as a director of Generac since April 2010. Mr. Ramon has more than 30 years of broad management, operations and investment experience with both established and emerging companies. Since June 2014, Mr. Ramon has served as Executive Chairman and Acting Chief Executive Officer of Diversified Maintenance, a specialized cleaning and maintenance services corporation. He co-founded Vaduz Partners in 1998, a private investment firm for which he continues to serve as a Managing Partner. From 2000 through 2007, Mr. Ramon was also President, Chief Executive Officer, and director of USA.NET, Inc. From 1997 to 1998, he was President of the Coleman Outdoor Recreation Group. From 1993 to 1997, Mr. Ramon held various senior management positions including President and Chief Operating Officer of New World Television, Inc. and director of New World Communications Group, Inc. From 1982 to 1994, Mr. Ramon served as the Executive Vice President and Chief Financial Officer of Gillett Holdings, Inc. Prior to 1982, Mr. Ramon was employed by Arthur Young & Company and earned a Bachelor of Business Administration degree in accounting from the University of Wisconsin.

Mr. Ramon has leadership and financial experience, including as CEO, COO, President and CFO of a number of private and public companies.

CORPORATE GOVERNANCE

Board of Directors Independence Standards for Directors

        Pursuant to our Corporate Governance Policy, a copy of which is available on our website at www.generac.com, the Board of Directors is required to affirmatively determine whether our directors are independent under the listing standards of the New York Stock Exchange ("NYSE"), the principal exchange on which our common stock is traded.

        During its annual review of director independence, the Board of Directors considers all information it deems relevant, including without limitation, any transactions and relationships between each director or any member of his immediate family and the Company and its subsidiaries and affiliates. The Board of Directors also considers the recommendations of the Nominating and Corporate Governance Committee, which conducts a separate independence assessment of all directors as part of its nomination process for the Board of Directors and its respective committees. The purpose of this review is to determine whether any such relationship or transaction is considered a "material relationship" that would be inconsistent with a determination that a director is independent. The Board of Directors has not adopted any "categorical standards" for assessing independence, preferring instead to consider all relevant facts and circumstances in making an independence determination including, without limitation, applicable independence standards promulgated by the NYSE.

        As a result of this review, the Board of Directors affirmatively determined that John Bowlin, Robert Dixon, David Ramon, Timothy Walsh, Bennett Morgan, Todd Adams, Andrew Lampereur and Ralph Castner are independent directors under the applicable rules of the NYSE.

Committees of the Board of Directors

        Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board of Directors has adopted charters for each of its standing committees. Copies of our committee charters are posted on our website at www.generac.com.

Audit Committee

        For 2015, the members of the Audit Committee were Andrew Lampereur (Chair), David Ramon and Ralph Castner(1). The Board has determined that each member is an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K, and the Board is satisfied that all members of our Audit Committee have sufficient expertise and business and financial experience necessary to effectively perform their duties as members of the audit committee. Each of the members of the Audit Committee meets the definition of "independent director" for purposes of serving on an audit committee under applicable SEC and NYSE rules.

        The Audit Committee, among other things, assists the Board of Directors in fulfilling its responsibility relating to (a) the integrity of our financial statements, (b) our systems of internal controls and disclosure controls and procedures, (c) our compliance with applicable law and ethics programs, (d) the annual independent audit of our financial statements and (e) the evaluation of financial and enterprise risks. In connection with its review of the Company's financial statements, the Audit Committee receives reports from the Company's Chief Financial Officer and the Company's independent registered public accounting firm regarding significant risks and exposures and assesses management's steps to minimize them. The Audit Committee also reviews material legal and regulatory matters and compliance with significant applicable legal, ethical and regulatory requirements, and receives reports from the Company's management relating to these matters.

(1)
Mr. Castner elected to resign from the Company's Board of Directors effective April 22, 2016, and Mr. Robert Dixon was subsequently appointed to serve as a member of the Audit Committee.

        In discharging its duties, the Audit Committee has the sole authority to select, retain, oversee and terminate, if necessary, the independent registered public accounting firm, review and approve the scope of the annual audit, review and pre-approve the engagement of our independent registered public accounting firm to perform audit and non-audit services, meet independently with our independent registered public accounting firm and senior management, review the integrity of our financial reporting process and review our financial statements and disclosures and certain SEC filings and financial press releases.

        The Audit Committee formally met nine (9) times in 2015, and members of the Audit Committee also met informally among themselves, with management and with other members of the Board from time to time. Decisions regarding audit-related matters were approved by our Board after taking into account the recommendations of the Audit Committee and its members. The Audit Committee maintains a committee charter and meets with our independent registered public accounting firm without management present on a regular basis.

Compensation Committee

        For 2015, the members of the Compensation Committee were Todd Adams (Chair)(2), Timothy Walsh and John Bowlin. All members of the Compensation Committee meet all applicable independent standards under the NYSE corporate governance standards and applicable SEC and IRS rules.

        The Compensation Committee plays an integral role in the Company's processes and procedures for the consideration and determination of executive and director compensation. The Compensation Committee determines the compensation policies and individual compensation decisions for our executive officers, and ensures that these policies and decisions are consistent with overall corporate performance. The Compensation Committee, in conjunction with the Nominating and Corporate Governance Committee, reviews the form and amount of director compensation and makes recommendations to the Board related thereto. The Compensation Committee has the authority to approve all stock option grants and other equity awards to our employees, directors and executive officers. The Compensation Committee also reviews and recommends to the Board of Directors the target annual incentive pool, the annual performance objectives for participants, and actual payouts to participants, including the executive officers. In setting compensation, the Compensation Committee works with its independent compensation consultant and management to create incentives that encourage an appropriate level of risk-taking that is consistent with the Company's business strategy and maximization of stockholder value.

        The Compensation Committee has sole decision-making authority with respect to all compensation decisions for our executive officers, including annual incentive plan awards and grants of equity awards subject to further action of the Board as the Board shall determine. The Compensation Committee is responsible for finalizing and approving the performance objectives relevant to the compensation of our CEO and other executive officers. The Nominating and Corporate Governance Committee is responsible for leading the Board of Directors in evaluating the performance of our CEO in light of those objectives.

        The Compensation Committee's recommendations are developed with input from our CEO and, where appropriate, other senior executives. The Compensation Committee reviews management recommendations and input from compensation consultants, along with other sources of data when formulating its independent recommendations to the Board of Directors. A discussion and analysis of the Company's compensation decisions regarding the executive officers named in the Summary Compensation Table appears in this proxy statement under the heading "EXECUTIVE COMPENSATION—Compensation Discussion and Analysis."

(2)
On March 17, 2016, Bennett Morgan was elected to serve as the Chair of the Compensation Committee.

        To assist it in performing its duties, the Compensation Committee has the authority to engage outside consulting firms. The Compensation Committee engaged Willis Towers Watson & Co. ("Towers Watson") as its independent compensation consultant effective September 2014. In their capacity as outside and independent compensation consultants, Towers Watson reports directly to the Compensation Committee.

        The Compensation Committee has sole authority to replace compensation consultants retained from time to time, and to hire additional Compensation Committee consultants at any time. Representatives from outside consulting firms engaged by the Compensation Committee attend meetings of the Compensation Committee, as requested, and communicate with the Chairman of the Compensation Committee between meetings; however, the Compensation Committee is responsible for making recommendations to the Board of Directors regarding the compensation of our executive officers, and the Board of Directors has sole and ultimate decision-making authority in this regard.

        The Compensation Committee assessed the independence of Towers Watson pursuant to the SEC rules and concluded that no conflict of interest exists that would prevent Towers Watson from independently advising the Compensation Committee.

        The Compensation Committee reviews and discusses with management proposed Compensation Discussion and Analysis disclosures and determines whether to recommend the Compensation Discussion and Analysis to the Board of Directors for inclusion in the Company's proxy statement and annual report. The recommendation is described in the Compensation Committee Report included in this proxy statement.

        The Compensation Committee formally met five (5) times in 2015, and members of the Compensation Committee also met informally amongst themselves, with management and with other members of the Board and Towers Watson from time to time. Decisions regarding executive compensation were approved by our Board after taking into account the recommendations of the Compensation Committee and its members.

Nominating and Corporate Governance Committee

        The members of the Nominating and Corporate Governance Committee are Bennett Morgan (Chair), Robert Dixon(3) and John Bowlin. The Nominating and Corporate Governance Committee consists of all independent directors within the meaning of the NYSE corporate governance standards and applicable SEC rules.

        The Nominating and Corporate Governance Committee (a) identifies candidates to serve as directors and on committees of the Board of Directors, (b) develops, recommends and reviews our corporate governance guidelines on a regular basis, and (c) assists the Board of Directors in its annual review of the Board of Directors' performance. The Nominating and Corporate Governance Committee also undertakes such other tasks delegated to the committee by the Board of Directors.

        The Nominating and Corporate Governance Committee formally met five (5) times in 2015, but members of the Nominating and Corporate Governance Committee met informally amongst themselves, with management and other members of the Board from time to time. Decisions regarding board nominations and corporate governance-related matters were approved by our Board after taking into account the recommendations of the Nominating and Corporate Governance members.

(3)
On March 17, 2016, Robert Dixon was elected to serve as the Chair of the Nominating and Corporate Governance Committee.

 Criteria for Director Nominees

        In selecting director candidates, the Nominating and Corporate Governance Committee considers whether the candidates possess the required skill sets and fulfill the qualification requirements of directors approved by the Board of Directors, including integrity, objectivity, sound judgment, leadership and diversity of experience (for example, in relation to finance and accounting, international operations, strategy, risk, technical expertise, policy-making, etc.). Annually, the Nominating and Corporate Governance Committee assesses the composition of the Board of Directors, including the Committee's effectiveness in balancing the above considerations.

        Other than the foregoing, there are no minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to, and a potential or incumbent director will not necessarily satisfy all of, the foregoing criteria and in evaluating a candidate does not distinguish on the basis of whether the candidate was recommended by a stockholder. Accordingly, the Nominating and Corporate Governance Committee does not have a formal diversity policy but considers diversity of experience, as noted above, as a component of evaluating the composition of the Board of Directors in connection with the annual nomination process.

Process for Identifying and Evaluating Director Nominees

        The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors does not wish to continue in service or if the Nominating and Corporate Governance Committee decides not to re-nominate a member for re-election, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new nominee based on the criteria listed above. Current members of the Nominating and Corporate Governance Committee and Board of Directors are polled for suggestions as to individuals meeting the criteria of the Nominating and Corporate Governance Committee. Executive search firms may also be retained to identify qualified individuals.

Stockholder Nominations

        Our Bylaws contain provisions which address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at the Company's annual meeting of stockholders. To make a nomination for election to the Board of Directors, a stockholder must submit his or her nomination by providing the person's name and appropriate background and biographical information by writing to the Nominating and Corporate Governance Committee at Generac Holdings Inc., Attn: Raj Kanuru, Senior Vice President, General Counsel and Secretary, S45 W29290 Hwy 59, Waukesha, Wisconsin 53189. A stockholder's nomination must be received by the Company's Secretary (i) no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the previous year's annual meeting of stockholders, (ii) in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company, or (iii) in the case of a special meeting of stockholders called for the purpose of electing directors, not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the date on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. A stockholder nomination must be accompanied by the information required by the Bylaws with respect to a stockholder director nominee.

        We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as a director of the Company. See "PROPOSALS BY STOCKHOLDERS" for the deadline for nominating persons for election as directors at our 2017 annual meeting of stockholders.

Board of Directors Role in Risk Oversight

        Our Board and management continually monitor the material risks facing our Company, including financial risk, strategic risk, operational risk, and legal and compliance risk. Management regularly reports to the Board on its activities in monitoring and mitigating such risks. Overall responsibility for risk oversight rests with our Board. In addition, the Board may delegate risk oversight responsibility to a particular committee in situations in which the risk falls within the committee's area of focus or expertise. Our Board believes that for certain areas of risk, our Company is better served by having the initial risk evaluation and risk monitoring undertaken by a subset of the entire Board that is more focused on the issues pertaining to the particular risk. For instance, our Compensation Committee assists the Board in evaluating risks relating to our compensation policies and procedures. Also, our Audit Committee assists the Board in fulfilling the Board's oversight responsibility relating to the evaluation of financial and enterprise risks. As it deems necessary, the respective committee to which oversight and monitoring of a particular risk has been assigned reports on risk exposures and mitigation strategies with respect to such risk to the entire Board. The Company has reviewed its compensation policies and practices and concluded that they are not reasonably likely to have a material adverse effect on the Company.

Board of Directors Leadership Structure

        The Board elected Aaron Jagdfeld as Chairman of the Board in February 2016. Mr. Jagdfeld has served as a director of the Company since 2006 and is the Company's President and Chief Executive Officer. Following the election of Mr. Jagdfeld, the Board elected Todd Adams as Lead Director in February 2016. The Lead Director has broad responsibility and authority, including to:

  •
  Review the agendas for and preside over meetings of the independent directors.

  •
  Preside at all meetings of the Board of Directors at which the Chairman is not present, including executive sessions of the independent Directors.

  •
  Call meetings of the independent Directors.

  •
  Serve as the principal liaison between the Chairman and the independent Directors.

  •
  Consult with the Chairman regarding:

  •
  Information sent to the Board of Directors, including the quality, quantity, appropriateness and timeliness of such information.

  •
  Meeting agendas for the Board of Directors.

  •
  The frequency of Board of Directors meetings and meeting schedules, assuring there is sufficient time for discussion of all agenda items.

  •
  Be available, when appropriate, for consultation and direct communication with stockholders.

  •
  Select, retain and consult with outside counsel and other advisors as the Lead Director deems appropriate.

        Periodically, our Board assesses these roles and the board leadership structure to ensure the interests of the Company and its stockholders are best served. Our Board has determined that its current structure, with a combined Chairman and CEO role and an independent Lead Director is in the best interests of the Company and its stockholders at this time.

  •
  A combined Chairman and CEO structure provides the Company with decisive and effective leadership with clearer accountability to our stockholders and customers.

  •
  The combined role is both counterbalanced and enhanced by the effective oversight and independence of our Board of Directors, and the independent leadership provided by our Lead Director and independent committee chairs.

  •
  The Board believes that the appointment of a strong independent Lead Director and the use of regular executive sessions of the non-management Directors, along with the Board's strong committee system and all Directors being independent except for Mr. Jagdfeld, allow it to maintain effective oversight of management.

        Stockholders and other parties interested in communicating directly with Mr. Adams as Lead Director may do so by writing to Mr. Adams, c/o Generac Holdings Inc., S45 W29290 Hwy. 59, Waukesha, Wisconsin 53189. Additionally, stockholders and other parties interested in communicating directly with any other independent members of the Board, whether individually or as a group, may do so by writing to that director(s) or the Board of Directors, respectively, c/o Generac Holdings Inc., S45 W29290 Hwy. 59, Waukesha, Wisconsin 53189.

Attendance at Meetings

        It is our policy that each director is expected to dedicate sufficient time to the performance of his or her duties as a director, including by attending meetings of the stockholders, Board of Directors and committees of which he or she is a member.

        In 2015, the Board of Directors held six (6) meetings (including regularly scheduled and special meetings) and took action by unanimous written consent from time to time. All incumbent directors attended at least 75% of (i) the total number of meetings of the Board of Directors (held during the period for which he has been a director); and (ii) the total number of meetings held by all committees on which he served (during the periods that he served).

Stockholder Communications with the Board of Directors

        Stockholders and other parties interested in communicating directly with the Board of Directors as a group may do so by writing to the Board of Directors, c/o Generac Holdings Inc., S45 W29290 Hwy. 59, Waukesha, Wisconsin 53189. The Secretary will review all correspondence and regularly forward to the Board of Directors all such correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or committees thereof or that the Secretary otherwise determines requires attention. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Chairman of the Audit Committee. We have adopted a Whistleblower Policy, which establishes procedures for submitting these types of concerns, either personally or anonymously through a toll free telephone "hotline" or web transmission operated by an independent party. Our Whistleblower Policy can be found on the Company's website at www.generac.com.

        Stockholders and other parties interested in communicating directly with Andrew Lampereur, as Chairman of the Audit Committee, may do so by writing to Mr. Andrew Lampereur, Chairman, Audit Committee, c/o Generac Holdings Inc., S45 W29290 Hwy. 59, Waukesha, Wisconsin 53189.

Code of Ethics and Business Conduct

        We have adopted a Code of Ethics and Business Conduct (the "Code"), that applies to all of our directors, officers and employees, including our principal executive officer and principal financial accounting officer. In addition, we have adopted a Supplemental Code of Ethics and Conduct (the "Supplement") that applies to all of our directors, officers and employees, including our principal executive officer and principal financial accounting officer. The Code and Supplement are both posted on our website at www.generac.com. Any amendments to, or waivers under, our Code or Supplement which are required to be disclosed by the rules promulgated by the SEC will be disclosed on the Company's website at www.generac.com.

Corporate Governance Guidelines and Principles

        We have adopted Corporate Governance Guidelines and Principles. These guidelines outline the role of our Board of Directors, the composition and operating principles of our Board of Directors and its committees and our Board of Directors' working process. Our Corporate Governance Guidelines and Principles are posted on our website at www.generac.com.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent of the common stock of the Company, to file with the Securities and Exchange Commission reports of ownership of company securities and changes in reported ownership. Officers, directors, and greater than ten percent stockholders, are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations from the reporting persons that no Form 5 was required, the Company believes that during 2015 all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with, with the exception of a Form 5 reporting a transaction which was inadvertently filed late by each of Messrs. Morgan, Bowlin and Walsh on January 8, 2016.

Compensation Committee Interlocks and Insider Participation

        For 2015, the members of our Compensation Committee were Messrs. Todd Adams, Tim Walsh and John Bowlin. No member of the Compensation Committee was, during 2015 or previously, an officer or employee of Generac or its subsidiaries. In addition, during 2015, there were no Compensation Committee interlocks required to be disclosed.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

        The following table shows information regarding the beneficial ownership of our common stock by:

  •
  each person or group who is known by us to own beneficially more than 5% of our common stock;

  •
  each member of our Board of Directors, each nominee for election as a director, and each of our named executive officers; and

  •
  all members of our Board of Directors and our executive officers as a group.

        Beneficial ownership of shares is determined under rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

        Unless otherwise indicated, the address for each holder listed below is c/o Generac Holdings Inc., S45 W29290 Hwy. 59, Waukesha, Wisconsin 53189.

Name and address of beneficial owner	Number of Shares	Percentage of Shares
Principal stockholders
EdgePoint Investment Group Inc.(1)	7,897,327	11.9%
Wellington Management Group LLP(2)	7,510,477	11.3%
Capital Research Global Investors(3)	6,157,426	9.3%
The Vanguard Group(4)	4,546,507	6.8%
BlackRock, Inc.(5)	3,700,703	5.6%
Directors and Named Executive Officers(6)
Aaron Jagdfeld	1,233,364	1.9%
York Ragen	296,435	0.4%
Patrick Forsythe	21,664	*
Russell Minick	91,400	0.1%
Clement Feng	8,857	*
Timothy Walsh(7)	35,292	*
John Bowlin	72,378	0.1%
David Ramon	21,842	*
Robert Dixon	6,515	*
Todd Adams	7,899	*
Bennett Morgan	4,598	*
Andrew Lampereur	4,355	*
All members of the Board of Directors and executive officers as a group (14 persons)	1,944,347	2.9%

*
Less than 0.1%

(1)
Based on information obtained from Amendment No. 1 to Schedule 13G filed by EdgePoint Investment Group Inc. ("EdgePoint") on February 16, 2016. According to that report, EdgePoint possesses shared power to vote or to direct the voting of 7,897,327 of such shares and possesses shared power to dispose or to direct the disposition of 7,897,327 of such shares. In addition, according to that report, EdgePoint's business address is 150 Bloor Street West, Suite 500, Toronto, Ontario M5S 2X9, Canada.

(2)
Based on information obtained from Amendment No. 2 to Schedule 13G filed by Wellington Management Group LLP ("Wellington") on February 11, 2016. According to that report, Wellington possesses shared power to vote or to direct the voting of 5,183,108 of such shares and possesses shared power to dispose or to direct the disposition of 7,510,477 of such shares. In addition, according to that report, Wellington's business address is 280 Congress Street, Boston, Massachusetts 02210.

(3)
Based on information obtained from Schedule 13G filed by Capital Research Global Investors ("Capital") on February 16, 2016. According to that report, Capital possesses sole power to vote or to direct the voting of 6,157,426 of such shares and possesses sole power to dispose or to direct the disposition of 6,157,426 of such shares. In addition, according to that report, Capital's business address is 333 South Hope Street, Los Angeles, CA 90071.

(4)
Based on information obtained from Amendment No. 2 to Schedule 13G filed by The Vanguard Group ("Vanguard") on February 10, 2016. According to that report, Vanguard possesses shared power to vote or to direct the voting of 3,900 of such shares and possesses shared power to dispose or to direct the disposition of 150,757 of such shares and possesses sole power to vote or to direct the voting of 151,057 of such shares and possesses sole power to dispose or to direct the disposition of 4,395,750 of such shares. In addition, according to that report, Vanguard's business address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(5)
Based on information obtained from Amendment No. 1 to Schedule 13G filed by Blackrock, Inc. on January 26, 2016. According to that report, Blackrock, Inc. possesses sole power to vote or to direct the voting of 3,548,120 of such shares and possesses sole power to dispose or to direct the disposition of 3,700,703 of such shares. In addition, according to that report, Blackrock, Inc.'s business address is 55 East 52nd Street, New York, New York 10022.

(6)
With respect to Messrs. Jagdfeld, Ragen, Minick and Feng, the number of shares beneficially owned includes 151,201, 199,985, 40,308, and 4,395 shares respectively, which may be acquired pursuant to options issued under the Omnibus Plan because such options are exercisable within 60 days. The respective number of shares for the individuals mentioned above were in each case also added to the denominator for purposes of calculating the percentage ownership of that individual.

(7)
Of the 35,292 shares reported, Mr. Walsh directly beneficially owns 25,000 shares. Under the terms of the contractual arrangements among CCMP Capital Investors II, L.P., CCMP Capital Investors (Cayman) II, L.P., CCMP Capital Associates and CCMP Capital, LLC (collectively, the "CCMP Fund Entities"), Mr. Walsh is deemed to hold 10,292 shares for the benefit of CCMP Fund Entities and must vote or dispose of such shares upon the direction of CCMP Capital. CCMP Capital is, therefore, deemed to indirectly beneficially own such 10,292 shares and Mr. Walsh disclaims beneficial ownership of these 10,292 shares.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis (CD&A) describes our executive compensation program. It provides an overview of the 2015 compensation for the following named executive officers, practices and policies, and how the Compensation Committee made its decisions.

Named Executive Officer	Title
Aaron Jagdfeld	President, Chief Executive Officer & Director
York Ragen	Chief Financial Officer
Russell Minick	Executive Vice President, North America
Patrick Forsythe	Executive Vice President, Global Engineering
Clement Feng	Senior Vice President, Corporate Marketing

EXECUTIVE SUMMARY

2015 Business Highlights & Performance

        2015 was a year where we made important progress on a variety of strategic initiatives while facing some significant industry headwinds in key portions of our business. We executed on a number of initiatives involving our legacy residential products including continuing to make investments in our innovative sales and targeted marketing programs to increase the awareness of home standby generators, completing the successful introduction of new products, and realizing some attractive cross-selling synergies for portable generators through the integration of a recent acquisition. We made further progress during the year in building out and expanding our capabilities for larger industrial generators, and we are achieving a key portion of our Powering Ahead strategy of gaining industrial market share. We continued to remain active throughout 2015 in evaluating companies within our M&A pipeline, closing on one acquisition that diversifies our business further and spending considerable time evaluating another transaction that closed in early 2016 which significantly expands our international sales mix and geographic footprint. We also expanded upon our successful track record of innovation as we introduced a number of new products while continuing to build on a substantial portfolio of future development initiatives. Additionally, we acted on all of our capital allocation priorities during 2015 including investing over $220 million in various shareholder value-enhancing activities such as the March 2016 acquisition of PR Industrial, retiring debt, and returning capital to shareholders in the form of our first-ever share repurchase program.

        We continued to encounter challenges in several of our end markets during 2015, which caused our financial results to fall short of our expectations. However, we remain confident in our Powering Ahead strategy to capitalize on the several long-term growth opportunities that exist for our business, which include the substantial penetration opportunities that remain for our generator products in residential, light commercial, oil & gas and telecommunications applications, along with the secular shifts in the market toward natural gas generators and the rental of mobile equipment. The following key financial measures demonstrate our performance results over the last five years. These are measures that are meaningful to our business strategy and stockholders, and have a direct impact on the compensation paid to our named executive officers. In 2015, we fell short of the annual performance bonus plan threshold and resulted in zero payout of either the financial or individual performance portion of the bonus plan award for the named executives.

Total Net Sales (in millions of US$)	Adjusted EBITDA* (in millions of US$)

*
A full discussion of our use of non-U.S. GAAP measures to provide a baseline for evaluating and comparing our operating results, and a reconciliation of Adjusted EBITDA to net income can be found in pages 22-24 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Total Shareholder Return(1)	Cash Flow from Operations (in millions of US$)

(1)
Total Shareholder return reflects the price appreciation of Generac shares along with the assumption of special dividends being reinvested to calculate a total return to shareholders expressed as an annualized percentage.

Generac's Executive Compensation Practices

        The following best practices ensure alignment between shareholders and executives while maintaining corporate governance.

Compensation Practice	Applicable	Policy Summary
Pay for Performance	YES	Executive officer pay is based on the achievement of specific annual long-term strategic and financial goals.
Stock Ownership Guidelines	YES	Stock ownership guidelines have been established for Executive officers and Directors.
Compensation Risk Assessments	YES	A compensation risk assessment is performed on a regular basis.
Independent Compensation Consultant	YES	An independent consultant is retained by the Compensation Committee.
Hedging of company stock	NO

Executive officers or Directors may not engage in speculative transitions in Company securities. Specifically, it is against Company policy to trade in puts or calls in Company securities or sell Company securities short.

Pledging of company stock	NO	Executive officers may not pledge Company securities or hold Company securities in margin accounts.
Tax gross-ups	NO	Executive officers do not receive tax-gross ups either directly or indirectly.
Dividends on unearned performance awards	NO	Executive officers do not receive dividends on unearned performance awards.

ABOUT OUR EXECUTIVE COMPENSATION PROGRAM

  Philosophy and Objectives

        We believe that the compensation program for our executives should directly support the achievement of specific annual, long-term and strategic goals of the business, and, thereby, align the interests of executives with the interests of our stockholders. Our compensation program is designed to provide a balanced program that rewards corporate, business and individual results that support the Company's strategic plan, with a focus on performance-based compensation. The program's strong pay-for-performance alignment is an important part of our continuing commitment to enhancing long-term stockholder value. We also believe that stockholders are best served when we are able to attract and retain high caliber executive talent. To that end, we offer competitive base salary, as well as annual and long-term incentive opportunities, which encourage specific performance and reward the successful efforts of our executives. Within this context, the three major objectives for our executive compensation program are:

  •
  Alignment:  Link executive long-term incentive awards and annual bonuses with increases in stockholder value, as well as align stockholder and executive interests by requiring meaningful executive stock ownership levels.

  •
  Motivation:  Motivate executives to be accountable for achievement of our strategic and financial objectives.

  •
  Retention and Attraction:  Retain and attract senior executives, as well as other management personnel, by offering market competitive levels of compensation and incentive upside opportunity.

        To achieve these objectives, we have structured a compensation program that provides our executives with the following:

Pay Element	Form	Purpose
Base Salary	Cash (Fixed)	Reflects position responsibilities, competitive market rates, strategic importance of the position and individual experience.
Annual Performance Bonus Plan	Cash (Variable)

Rewards achievement of Generac's annual financial goals as defined by the Compensation Committee and other qualitative and quantitative performance objectives as determined by the Compensation Committee.

Long-Term Incentives	Equity (Variable)	Rewards outstanding performance with incentives that focus our executive team on creating stockholder value over the long-term.

        Generally, the total direct compensation of our executives, including base pay, annual bonus and long-term incentives, is performance based and market driven. The Compensation Committee believes this construct results in a fair level of pay for target performance, and an above-market opportunity if the executive team builds share value in a sustainable way. We target cash compensation (base salary and annual bonus) around the median of our market and compensation peer group, taking into account the relative responsibilities of our executives. In general, we intend to target long-term incentives above the median and up to the 75th percentile of market to encourage the sustainability of the business and drive long-term stockholder value creation. Actual total compensation in any given year may be above or below the target level based on individual and corporate performance.

Target Pay Mix

        The charts below show that the majority of our named executives' total target direct compensation in 2015 is variable and performance based (approximately 79% for our CEO and an average of 67% for our other named executives):

HOW COMPENSATION DECISIONS ARE MADE

Role of the Compensation Committee and Management

        The Compensation Committee, composed solely of independent directors, is responsible for making executive compensation decisions for the named executive officers. The Compensation Committee works very closely with its independent compensation consultant, and management to examine pay and performance matters throughout the year.

        Each year, the CEO and Chief Financial Officer establish a budget, which is approved by the Board of Directors. The budget establishes sales targets and other performance-related goals, which gives the Compensation Committee a basis for reviewing and establishing the goals and objectives related to the compensation of the named executive officers. During this review, the Compensation Committee considers the balance between short-term cash compensation and long-term incentives, evaluates the performance of the named executive officers in light of established goals and objectives, considers our prior performance and our relative stockholder return and sets the compensation levels of the named executive officers based on that evaluation. The Compensation Committee also uses market and peer group data to determine appropriate total direct compensation levels (consisting of base salary, annual bonus and long-term incentives) for the named executive officers (see "Assessing External Market Practice" below for more information). Finally, in making subjective evaluations of the overall performance of named executive officers, the Compensation Committee considers the named executive officers' performance from the perspective of our core values and our leadership competencies, which include practicing integrity, driving innovation, operational excellence, developing employees, and environmental stewardship.

        The CEO and Senior Vice President, Human Resources may also provide the Compensation Committee with additional analyses and recommendations that reflect such factors as level of experience, time in the position and applicable skill set as to the compensation of the named executive officers, although neither the CEO nor the Senior Vice President, Human Resources makes recommendations with respect to his or her own compensation.

The Role of the Independent Consultant

        In 2015 the compensation consultant provided advice to the Compensation Committee regarding base pay, use of peer group data, and long-term incentive planning along with a variety of other compensation-related topics. The Compensation Committee has assessed the independence of Towers Watson pursuant to the SEC rules and concluded that no conflict of interest exists that would prevent Towers Watson from independently advising the Compensation Committee.

Assessing External Market Practice

        Attracting and retaining high caliber executive talent is a critical part of our pay philosophy and leadership strategy. Therefore, integral to our approach for setting compensation levels is ensuring we have a competitive pay framework. In support of this objective, annually Towers Watson provides the Compensation Committee with compensation data with respect to similarly sized manufacturing companies in the identified peer group and other industry specific market data. In 2015 the Compensation Committee considered both of these sources in determining market median and competitive total direct compensation for our CEO, CFO and EVP North America. Published industry specific market survey data was considered in determining market median and total direct compensation for other executives. The Compensation Committee has generally targeted total cash compensation for our named executive officers around the market median, and it has targeted long-term incentives above the market median, with the goal of setting total direct compensation at or above the market median. However, annual incentive opportunity is set such that if the Company achieves outstanding financial performance in a particular year, total cash compensation can be above the market median.

        Peer group membership is also reviewed annually. In 2015, the Compensation Committee examined the practices of the following 19 peer group companies that we believe most closely approximate the size, scope and complexity of our business:

• Actuant Corp.	• Briggs & Stratton Corp.	• Harley Davidson, Inc.	• Nordson Corp.	• Snap-On, Inc.
• Acuity Brands, Inc.	• Enpro Industries, Inc.	• Hubbell, Inc.	• Regal Beloit Corp.	• Toro Co
• Ametek, Inc.	• Franklin Electric Co, Inc.	• Idex Corp.	• Rexnord Corp.	• Watts Water Technologies, Inc.
• Blount International, Inc.	• Graco, Inc.	• Lennox International, Inc.	• AO Smith Corp.

2015 EXECUTIVE COMPENSATION PROGRAM DECISIONS

Base salary

        The Compensation Committee reviews and approves base salary levels at the beginning of each year. The following decisions reflect the Compensation Committee's consideration of external market practices, published survey data and other factors including the individual's role and performance, time in position and industry experience and are intended to more closely align pay with market-competitive levels. In alignment with our pay for performance philosophy the base, or fixed component of pay, represents the smallest portion of total direct compensation.

Named Executive Officer	Annual Base Salary at 12/31/2014	Annual Base Salary at 12/31/2015	% Change
Mr Aaron Jagdfeld	$750,000	$750,000	0.0%
Mr York Ragen	$365,000	$385,000	5.5%
Mr Russell Minick	$375,000	$395,000	5.3%
Mr Patrick Forsythe	—	$350,000	—
Mr. Clement Feng	—	$245,000	—

        In February 2015, Messrs. Ragen and Minick received a base salary increase for 2014 performance based upon market considerations. Mr. Feng was not a named executive officer prior to 2015. Due to a multi-year strategy implemented in 2014, Mr. Jagdfeld did not receive an increase in 2015.

        In February 2016, the Compensation Committee increased Mr. Jagdfeld's base salary to $800,000 aligning his pay to competitive levels and continuing the multi-year strategy implemented in 2014. The Compensation Committee sought to further recognize the contributions of Messrs. Ragen, Minick, and Feng due to the fact that their respective base compensation continued to lag market. The Compensation Committee approved an increase for Mr. Ragen to bring his base salary to $400,000, an increase for Mr. Minick to bring his salary to $405,000 and an increase for Mr. Feng to bring his salary to $252,000. Mr. Forsythe's base pay increased to $357,000 reflecting his position, performance and depth of industry knowledge.

Annual Performance Bonus Plan

        Under the Annual Performance Bonus Plan the Compensation Committee approved the 2015 Executive Management Incentive Plan. The annual bonus is paid in cash. For 2015, the Compensation

Committee established each named executive officer's threshold, target and maximum bonus opportunity as a percentage of base salary as follows:

Named Executive Officer	Threshold Bonus as a % of Base Salary	Target Bonus as a % of Base Salary	Maximum Bonus as a % of Base Salary
Aaron Jagdfeld	0%	75%	200%
York Ragen	0%	50%	125%
Russell Minick	0%	50%	125%
Patrick Forsythe	0%	50%	125%
Clement Feng	0%	35%	90%

        For 2016, the target and maximum bonus opportunities for Mr. Jagdfeld were adjusted to 80% and 225%, respectively, due to market indications and remain at 2015 levels for other named executive officers which are currently positioned competitively to market.

        In any given year, the actual year-end bonus payout is comprised of two components:

  •
  Seventy-five (75%) percent is based on the Company's performance against the Adjusted EBITDA goal and calculated using a multiplier based on a sliding scale ranging from zero (0) to three (3).

  •
  Twenty-five (25%) percent is based on the achievement of individual goals. Individual performance bonuses may be paid only if the Company achieves the defined annual threshold of Adjusted EBITDA for the year. If threshold is achieved the executive receives payout at target levels for this portion of the bonus payment.

2015 Annual Performance Bonus Plan Results

        For 2015, individual goals for each named executive officer were based on growing our portion of the residential market, increasing industrial market share, geographic expansion (organic and inorganic), achieving the 2015 financial budget of $400 million in Adjusted EBITDA, and numerous other goals related to product and organizational development. The 2015 Annual Performance Bonus Plan payout is based on the Company's performance against the Adjusted EBITDA goal and calculated using a multiplier based on a sliding scale ranging from zero (0) to three (3). For 2015, actual Company Adjusted EBITDA was $270 million. This fell short of the threshold and resulted in zero payout of both the financial or individual performance portion of the bonus plan award for the named executives.

        The Compensation Committee maintains its discretion to make downward adjustment of annual performance bonuses, regardless of the outcome under incentive bonus formulas.

Long-Term Incentives

        Generac believes that equity awards and other forms of long-term incentive compensation are a critical component of a competitive, comprehensive executive compensation program. Consequently, pursuant to the Generac Holdings Inc. Amended and Restated 2010 Equity Incentive Plan (the "2010 Equity Incentive Plan"), the Company has made annual equity awards to its named executive officers ("NEOs") since 2012.

        Our long-term incentive program is designed to reward our executives for their contribution to the Company's long-term growth and performance, and to better align the interests of our named executive officers with those of our stockholders. In addition, our long-term awards are used to attract and retain critical employee talent by providing a competitive market-based opportunity.

        To achieve these objectives, our long-term incentive plan provides for the ability to grant nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, other stock-based awards and performance-based compensation. In 2015, a combination of stock options, restricted stock and performance shares were granted to the named executive officers pursuant to the 2010 Equity Incentive Plan, as follows:

  •
  Fifty percent (50%) of the award was granted in the form of stock options, with those options vesting equally over the four anniversaries immediately following the date of grant.

  •
  Twenty-five percent (25%) of the award was granted in the form of restricted stock, with those shares of vesting ratably over a three year period.

  •
  Twenty-five percent (25%) of the award was granted in the form of performance shares. Named executive officers may earn from 0% to 200% of their target performance share awards based on the achievement of specified revenue growth and EBITDA margin goals. Each performance share has a value equal to a share of GNRC common stock and the number of shares that can be earned is contingent upon Company performance over a three-year performance period, 2015 - 2017, against goals approved by the Compensation Committee.

        For 2015, the award grants were as follows:

Executive	Value of Stock Options(1)	Value of Time Vested Restricted Stock(2)	Value of Performance Shares Restricted Stock(3)	Total Value of 2015 Long Term Incentive Grants
Aaron Jagdfeld	$1,125,013	$562,505	$562,502	$2,250,020
York Ragen	$385,001	$192,538	$192,505	$770,044
Mr Patrick Forsythe(4)	$500,003	$500,012	—	$1,000,015
Russell Minick	$296,265	$148,156	$148,141	$592,562
Mr Clement Feng	$122,503	$61,280	$61,277	$245,060

(1)
Value of time-vested stock options at February 2015 grant date.

(2)
Value of time-vested restricted stock at February 2015 grant date.

(3)
Value of performance shares restricted stock at May 2015 grant date.

(4)
Value of time-vested restricted stock at August 2015 grant date.

OTHER PRACTICES, POLICES & GUIDELINES

  Stock Ownership Guidelines

        The Compensation Committee believes that it is in the best interest of Generac and its stockholders to align the financial interests of the Company's officers and directors with those of

Generac's stockholders by requiring officers and directors to establish and maintain a permanent minimum ownership position in Company stock, and by limiting the ability to sell Company stock until guideline ownership levels have been achieved. In addition, the Compensation Committee believes that the investment community values stock ownership by such officers and that share ownership demonstrates a commitment to and belief in the long-term strategic direction of Generac.

        Accordingly stock ownership guidelines have been established for the Company's officers and directors. In 2015 a total of 34 individuals, including all of the named executive officers, were covered under this stock ownership policy.

        Effective June 2015 stock ownership guidelines were revised as follows:

Position/Level	Multiple of Salary Requirement
CEO	4.0X annual base pay
Directors	3.0X annual equity compensation
CFO, EVP & SVP	2.0X annual base pay
Group Vice Presidents	1.0X annual base pay

        A total of approximately 16 individuals, including all of the named executive officers, will be covered under the revised stock ownership guidelines.

        As of March 2016 three of the five NEOs, including the CEO and CFO, have met their ownership guidelines.

        Participants are expected to build ownership value over time as a result of their performance and participation in the Company's equity compensation programs. Under the guidelines, no time period is specified for compliance. The following retention ratios will apply to each executive based on years of service and percentage of the guideline that has been achieved. Under the stock ownership guidelines, (i) an executive that has met 50% of the multiple of salary guideline and has less than 5 years of service has a 50% retention ratio, (ii) an executive that has met 50% of the multiple of salary guideline and has five or more years of service has a 25% retention ratio and (iii) an executive that has met less than 50% of the multiple of salary guideline has a 75% retention ratio. The Compensation Committee will assess progress towards meeting the guidelines on an annual basis.

        Directors have five years to meet their minimum ownership requirement. In 2015, the stock ownership guidelines were amended to allow directors to elect to receive their annual director compensation in stock.

  Benefits and Perquisites

        Generac does not provide for special medical, dental, insurance or disability benefits for the named executive officers beyond that offered to all employees. In addition, Generac does not offer special perquisites for any of the named executive officers.

  Retirement Plans

        The named executive officers are eligible to participate in the Generac Power Systems, Inc. Employees 401(k) Savings Plan on the same terms as other participating employees.

        We also provide retirement benefits to certain named executive officers under the terms of the Generac Power Systems Inc. Salaried, Technical & Clerical Employees Pension Plan (the "Plan"). The Plan is a tax qualified defined benefit pension plan. Consistent with our focus on performance-based compensation (as opposed to compensation based on tenure), the Plan was frozen effective December 31, 2008, resulting in a cessation of all future benefit accruals under the Plan. The named executive officers participate in the Plan on the same terms as our other participating employees.

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee has reviewed and discussed the "EXECUTIVE COMPENSATION—Compensation Discussion and Analysis" section with our management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the "EXECUTIVE COMPENSATION—Compensation Discussion and Analysis" section be included in this Proxy Statement, which will be incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015

Respectfully submitted by the Compensation Committee of the Board of Directors.

Todd Adams, Chair Timothy Walsh John Bowlin

 2015 Summary Compensation Table

        The following table shows compensation information for 2013, 2014 and 2015 for our named executive officers.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)(1)	Option awards ($)(1)	Non-equity incentive plan compensation ($)(2)	Change in pension value ($)(3)	All other compensation ($)(4)	Total ($)
Aaron Jagdfeld	2015	750,000	—	1,125,007	1,125,013	—	—	33,184	3,033,204
President, Chief	2014	731,134	—	1,250,034	1,250,011	—	106,946	47,307	3,385,432
Executive Officer & Director	2013	600,524	—	375,008	1,125,221	1,237,104	—	46,516	3,384,373
York Ragen	2015	382,041	—	385,043	385,001	—	—	18,720	1,170,805
Chief Financial	2014	362,668	—	365,068	365,015	—	14,505	21,005	1,128,261
Officer	2013	339,897	—	104,326	313,034	432,538	—	22,947	1,212,742
Patrick Forsythe	2015	350,000	—	500,012	500,003	175,000	—	65,085	1,590,100
Executive Vice	2014	—	—	—	—	—	—	—	—
President Global	2013	—	—	—	—	—	—	—	—
Engineering
Russell Minick	2015	392,041	—	296,297	296,265	—	—	3,331	987,934
Executive Vice	2014	371,279	—	273,828	273,775	—	—	7,367	926,249
President North	2013	358,499	—	102,411	307,205	437,121	—	2,965	1,208,201
America
Clement Feng	2015	243,521	—	122,557	122,503	—	—	9,944	498,524
Senior Vice	2014	—	—	—	—	—	—	—	—
President Corporate	2013	—	—	—	—	—	—	—	—
Marketing

(1)
The amounts reported for 2015 represent the aggregate grant date fair value for awards of restricted stock and stock options and are computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Subtopic 718-10. See Note 15 to the Consolidated Financial Statements included in our Annual Report on form 10-K for the year ended December 31, 2015 for a discussion of the relevant assumptions used in calculating these amounts. All amounts represent potential future income calculated for financial reporting purposes; actual amounts recognized by the named executive officers may be materially different depending on, among other things, the Company's stock price performance and the period of service of the executive.

(2)
The non-equity incentive plan compensation column reflects cash incentive awards earned pursuant to our Annual Performance Bonus Plan as previously described. These awards are earned during the year reflected and paid in the following year. For 2015 Patrick Forsythe was eligible for a payment under the plan pursuant to his offer dated May 12, 2015.

(3)
The change in pension value between December 31, 2014 and December 31, 2015 resulted in reductions in value for Mr. Jagdfeld of $25,102, Mr. Ragen of $3,398, Mr. Forsythe of $2,378 and Mr. Feng of $1,722.

(4)
All other compensation represents the employer matching contributions and employer non-elective contributions of the defined contribution plan and cash payouts of unused vacation. Included in the number for Mr. Jagdfeld is $17,308 for unused 2015 vacation time. Included in the number for Mr. Forsythe are related to his Relocation: $25,000 for a Relocation Bonus, $31,988 for Housing & Household Goods, $3,904 for Taxes and $775 in Other Miscellaneous expenses.

Grants of Plan-Based Awards in 2015

        The following table indicates potential cash incentive compensation under our Incentive Compensation Plan based on 2015 performance and equity awards granted in 2015 under our 2010 Equity Incentive Plan.

									All other option awards: number of securities underlying options (#)(4)
		Possible payouts under non-equity incentive plan awards(1)			Possible payouts under equity incentive plan awards(2)			All other stock awards: number of shares of stock or units (#)(3)
										Exercise or base price of option awards ($/sh)(5)	Grant date fair value of stock and option awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Aaron Jagdfeld	—	112,500	562,500	1,500,000	—	—	—	—	—	—	—
	5/4/15	—	—	—	—	14,201	28,402	—	—	—	562,502
	2/13/15	—	—	—	—	—	—	11,318	—	—	562,505
	2/13/15	—	—	—	—	—	—	—	53,641	$49.70	1,125,013
York Ragen	—	38,500	192,500	481,250	—	—	—	—	—	—	—
	5/4/15	—	—	—	—	4,860	9,720	—	—	—	192,505
	2/13/15	—	—	—	—	—	—	3,874	—	—	192,538
	2/13/15	—	—	—	—	—	—	—	18,357	$49.70	385,001
Patrick Forsythe	—	35,000	175,000	437,500	—	—	—	—	—	—	—
	8/10/15	—	—	—	—	—	—	17,634	—	—	500,012
	8/10/15	—	—	—	—	—	—	—	41,786	$28.36	500,003
Russell Minick	—	39,500	197,500	493,750	—	—	—	—	—	—	—
	5/4/15	—	—	—	—	3,740	7,480	—	—	—	148,141
	2/13/15	—	—	—	—	—	—	2,981	—	—	148,156
	2/13/15	—	—	—	—	—	—	—	14,126	$49.70	296,265
Clement Feng	—	17,150	85,750	220,500	—	—	—	—	—	—	—
	5/4/15	—	—	—	—	1,547	3,094	—	—	—	61,277
	2/13/15	—	—	—	—	—	—	1,233	—	—	61,280
	2/13/15	—	—	—	—	—	—	—	5,841	$49.70	122,503

(1)
Under the Annual Performance Bonus Plan, the Compensation Committee approved a 2015 Executive Management Incentive Plan. For additional information regarding the Annual Performance Bonus Plan, please see the Compensation Discussion and Analysis.

(2)
Represents an award of restricted stock with performance features granted May 4, 2015, which vests from 0% to 200% on the third anniversary of the grant date based on meeting certain Company performance goals relating to 2015-2017 fiscal years.

(3)
Represents an award of restricted stock, vesting in equal installments on each anniversary of the date of grant over three years.

(4)
Represents an award of stock options, vesting 25% on each anniversary of the date of grant over four years.

(5)
The grant date fair values were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Subtopic 718-10. See Note 15 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of the relevant assumptions used in calculating these amounts.

 2015 Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2015:

	Option awards					Stock awards
									Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)

	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable				Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)

				Oprion exercise price ($)(14)
					Option expiration date

Name
Aaron Jagdfeld	703,791	—	(1)	$2.00	02/10/20	—		—	—		—
	46,566	15,521	(3)	$15.94	02/24/22	—		—	—		—
	—	—		—	—	—		—	14,201	(13)	422,764
	34,751	34,750	(4)	$29.81	03/14/23	3,591	(8)	106,904	—		—
	11,789	35,367	(5)	$57.63	02/28/24	7,231	(9)	215,267	—		—
	—	—		—	—	—		—	11,719	(12)	348,875
	—	53,641	(6)	$49.70	02/13/25	11,318	(10)	336,937	—		—
York Ragen	156,294	—	(1)	$2.00	02/10/20	—		—	—		—
	13,287	4,429	(3)	$15.94	02/24/22	—		—	—		—
	—	—		—	—	—		—	4,860	(13)	144,682
	9,668	9,667	(4)	$29.81	03/14/23	999	(8)	29,740	—		—
	3,443	10,327	(5)	$57.63	02/28/24	2,112	(9)	62,874	—		—
	—	—		—	—	—		—	3,422	(12)	101,873
	—	18,357	(6)	$49.70	02/13/25	3,874	(10)	115,329	—		—
Patrick Forsythe	—	41,786	(7)	$28.36	08/10/25	17,634	(11)	524,964	—		—
Russell Minick	11,260	11,259	(2)	$6.15	08/22/21	—		—	—		—
	5,433	5,432	(3)	$15.94	02/24/22	—		—	—		—
	—	—		—	—	—		—	3,740	(13)	111,340
	4,744	9,487	(4)	$29.81	03/14/23	981	(8)	29,204	—		—
	2,582	7,746	(5)	$57.63	02/28/24	1,584	(9)	47,156	—		—
	—	—		—	—	—		—	2,567	(12)	76,420
	—	14,126	(6)	$49.70	02/13/25	2,981	(10)	88,744	—		—
Clement Feng	1,269	1,268	(15)	$42.40	08/05/23	393	(17)	11,700	—		—
	—	—		—	—	—		—	1,547	(13)	46,054
	732	2,194	(5)	$57.63	02/28/24	449	(9)	13,367	—		—
	102	304	(16)	$53.34	05/06/24	63	(18)	1,876	—		—
	—	—		—	—	—		—	822	(12)	24,471
	—	5,841	(6)	$49.70	02/13/25	1,233	(10)	36,706	—		—

(1)
These options were granted on February 10, 2010, and vest in 20% increments on each of the first through fifth year anniversaries of the date of grant.

(2)
These options were granted on August 22, 2011, and vest in 20% increments on each of the first through fifth year anniversaries of the date of grant.

(3)
These options were granted on February 24, 2012, and vest in 25% increments on each of the first through fourth anniversaries of the date of grant.

(4)
These options were granted on March 14, 2013, and vest in 25% increments on each of the first through fourth anniversaries of the date of grant.

(5)
These options were granted on February 28, 2014, and vest in 25% increments on each of the first through fourth anniversaries of the date of grant.

(6)
These options were granted on February 13, 2015, and vest in 25% increments on each of the first through fourth anniversaries of the date of grant.

(7)
These options were granted on August 10, 2015, and vest in 25% increments on each of the first through fourth anniversaries of the date of grant.

(8)
Represents an award of restricted stock granted March 14, 2013, and vests in equal installments on each of the first through third year anniversaries of the grant date.

(9)
Represents an award of restricted stock granted February 28, 2014, and vests in equal installments on each of the first through third year anniversaries of the grant date.

(10)
Represents an award of restricted stock granted February 13, 2015, and vests in equal installments on each of the first through third year anniversaries of the grant date.

(11)
Represents an award of restricted stock granted August 10, 2015, and vests in equal installments on each of the first through third year anniversaries of the grant date.

(12)
Represents an award of restricted stock with performance features granted May 6, 2014, which vests from 0% to 200% on the third anniversary of the grant date based on meeting certain Company performance goals relating to 2014-2016 fiscal years.

(13)
Represents an award of restricted stock with performance features granted May 4, 2015, which vests from 0% to 200% on the third anniversary of the grant date based on meeting certain Company performance goals relating to 2014-2016 fiscal years.

(14)
In connection with the Company's June 2012 $6.00/share special dividend and June 2013 $5.00/share special dividend, our Board of Directors reduced the exercise prices of options granted prior to the dividend dates by the amount of the dividend in accordance with the Plan provisions. The exercise price reported in this table represents the exercise price after adjusting for such dividend.

(15)
These options were granted on August 5, 2013, and vest in 25% increments on each of the first through fourth anniversaries of the date of grant.

(16)
These options were granted on May 6, 2014, and vest in 25% increments on each of the first through fourth anniversaries of the date of grant.

(17)
Represents an award of restricted stock granted August 5, 2013, and vests in equal installments on each of the first through third year anniversaries of the grant date.

(18)
Represents an award of restricted stock granted May 6, 2014, and vests in equal installments on each of the first through third year anniversaries of the grant date.

Option Exercises and Stock Vested in 2015

        The following table sets forth information regarding option exercises and the vesting of stock awards during 2015 for our named executive officers:

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)(1)	Value realized on exercise ($)	Number of shares acquired on vesting (#)(2)	Value realized on vesting ($)
Aaron Jagdfeld	90,000	$3,949,815	53,606	$2,685,465
York Ragen	—	—	15,295	$766,247
Patrick Forsythe	—	—	—	—
Russell Minick	11,260	$490,384	18,013	$902,992
Clement Feng	—	—	649	$25,867

(1)
The actual shares issued using the net share settlement exercise methods were 49,968 and 6,481 for Mr. Jagdfeld and Mr. Minick, respectively.

(2)
The actual shares received after withholding shares using the net share settlement method to cover the tax liability resulting from the vesting of such shares were 29,887, 10,033, 11,029 and 418 for Mr. Jagdfeld, Mr. Ragen, Mr. Minick and Mr. Feng, respectively.

 Pension Benefits for 2015

        The following table presents information regarding the present value of accumulated benefits that may become payable to the named executive officers under the Plan.

Name	Plan Name	Number of years credited service	Present value of accumulated benefit(1)	Payments during last fiscal year
Aaron Jagdfeld	Generac Power Systems, Inc.	14	259,489	—
	Salaried, Technical & Clerical Employees Pension Plan
York Ragen	Generac Power Systems, Inc.	3	35,254	—
	Salaried, Technical & Clerical Employees Pension Plan
Russell Minick	Generac Power Systems, Inc.	0	—	—
	Salaried, Technical & Clerical Employees Pension Plan
Patrick Forsythe	Generac Power Systems, Inc.	5	30,391	—
	Salaried, Technical & Clerical Employees Pension Plan
Clement Feng	Generac Power Systems, Inc.	1	27,296	—
	Salaried, Technical & Clerical Employees Pension Plan

(1)
The accumulated benefit is based on service and earnings considered by the Plan for the period through December 31, 2008, at which time the Plan was frozen. Present value has been calculated assuming the named executive officers will remain in service until age 65, the age at which retirement may occur without any reduction in benefits, and that the benefit is payable under the available forms of annuity consistent with the Plan. The interest assumption is 4.36%. The post retirement mortality assumption is based on the RP-2014 Healthy Annuitant Mortality for Males or Females, as appropriate adjusted backwards to 2006 base year by Projection Scale MP-2014, then generational projection forward by Projection Scale MP-2015. For purposes of calculating benefits, average annual compensation is limited by Section 401(a)(17) of the Internal Revenue Code and is based upon wages, salaries and other amounts paid to the employee. Under the Plan, a participant earns a vested right to an accrued benefit upon completion of five years of vesting service. See Note 14—Benefit Plans to our consolidated financial statements in the 2015 Annual Report on form 10-K for more information.

Employment Agreements and Severance Benefits

        Mr. Jagdfeld is subject to an employment agreement with the Company which, as of November 5, 2015, provides for a three year term.

        In the event Mr. Jagdfeld's employment is terminated by us without Cause or by the executive for Good Reason, we are obligated to provide severance benefits.

        Cause is defined as the executive's: (a) willful and continued failure to substantially perform his/her duties; (b) gross negligence or willful misconduct in the performance of his or her duties; (c) commission of fraud, embezzlement, misappropriation of funds, breach of fiduciary duty or a material act of dishonesty against us; (d) indictment for a felony; or (e) drug addiction or habitual intoxication that adversely effects his performance or the reputation or best interests of the Company.

        In Mr. Jagdfeld's employment agreement, Good Reason is defined as: (a) a reduction in excess of 5% of the executive's base salary or target bonus opportunity, excluding across the board reductions affecting all senior executives; (b) a material reduction of the executive's duties or responsibilities that has not been cured within 20 days after written notice has been given; (c) a failure of the Company to make available to the executive the type of employee benefits which are available to the executive as of November 5, 2015; (d) a requirement by us that the executive be based in an office that is 50 miles or more from his principal place of employment as of November 5, 2015; and (e) a material breach of any material term or condition of the employment agreement by us that has not been cured within 20 days after written notice has been given.

        All severance payments are subject to the executive's execution and effectiveness of a release of claims in the form attached to the employment agreement, and the executive's continued compliance with a Restrictive Covenant Agreement (as defined herein).

        If we terminate Mr. Jagdfeld's employment for Cause, or if the executive terminates his employment without Good Reason, the executive is entitled only to the obligations already accrued under his or her employment agreement. If we terminate Mr. Jagdfeld's employment without Cause or if the executive terminates his employment for Good Reason, the executive is entitled to (1) any accrued but unpaid base salary and vacation pay through the Termination Date (as defined in each employment agreement), payable within thirty days following such Termination Date, (2) any earned annual bonus for the fiscal year during which the Termination Date occurred (and the annual bonus for the prior fiscal year, if earned but not yet paid), payable in accordance with our usual bonus payment schedule, and (3) continued participation for the executive and his or her spouse and dependents in our medical, hospitalization, dental and life insurance programs for a period of 24 months at our expense commencing on the Termination Date, and the executive would be entitled to full COBRA rights following the termination of such benefits. In addition, Mr. Jagdfeld would be entitled to continued payment of his base salary for a period of 24 months commencing on the Termination Date, payable in accordance with our standard payroll practices, and payments equal to 200% of the executive's target annual bonus for the year in which the Termination Date occurs, payable in equal installments over a period of 24 months commencing on the Termination Date.

        The following table sets forth the severance benefits that would have been payable to Mr. Jagdfeld if we had terminated Mr. Jagdfeld's employment agreement without Cause on December 31, 2015 or if he terminated his employment agreement for Good Reason:

Executive	Severance Period	Salary	2X Target Bonus	Benefits	Value of Accelerated Equity(1)	Total Severance
Aaron Jagdfeld	24 months	$1,500,000	$1,125,000	$34,664	$1,645,402	$4,305,066

(1)
Represents the value of the long-term incentive awards to be received upon a qualifying termination of employment. Under the terms of the restricted stock agreements and option agreements, if within the one year period following a change in control, the participant's employment is terminated without cause, the participant's outstanding restricted stock and stock options shall vest as of the date of such termination of employment. In the case of the outstanding restricted stock awards, the equity value represents the value of the shares (determined by multiplying the closing price of $29.77 per share on December 31, 2015 by the number of unvested shares of restricted stock that would vest upon termination of employment). In the case of option awards, the equity value was determined by multiplying (i) the spread between the exercise price and the closing price of $29.77 per share on December 31, 2015 and (ii) the number of unvested option shares that would vest following termination

        Simultaneously with the execution of Mr. Jagdfeld's employment agreement, we entered into a confidentiality, non-competition and intellectual property ("Restrictive Covenant") agreement with Mr. Jagdfeld. Pursuant to the Restrictive Covenant Agreements, Mr. Jagdfeld has agreed to maintain Confidential Information (as defined in the Restrictive Covenant Agreement) in confidence and secrecy and has agreed not to compete with us or solicit any of our employees during his employment and for a period of 24 months following his termination.

        Although they have not entered into employment agreements, Mr. Ragen, Mr. Minick, Mr. Forsythe and Mr. Feng have also signed employee nondisclosure and non-compete agreements. Our salary and bonus arrangements with Mr. Ragen, Mr. Minick, Mr. Forsythe and Mr. Feng are described under "—Compensation Discussion and Analysis—2015 Executive Compensation Program Decisions."

        Additionally, we entered into Change in Control Severance Agreements with Messrs. Ragen, Minick, Forsythe and Feng, under which each executive is entitled to severance benefits under certain circumstances following a Change in Control. Under the agreements, an executive is entitled to severance benefits upon termination of employment by us without Cause or by the executive for Good Reason during the twelve-month period following a Change in Control. The term of each agreement commenced on January 14, 2010 for Messrs. Ragen, on October 3, 2011 for Mr. Minick, on August 5, 2013 for Mr. Feng and on July 2, 2015 for Mr. Forsythe and continues until one year after a Change in Control. The Compensation Committee approved the terms of these agreements which it believes to be similar to agreements prevalent within our industry and for companies of similar size and structure.

        Under the agreements, a Change in Control is defined as a: (a) change in our ownership, such that any one person or more than one person acting as a group, other than a subsidiary, acquires ownership of our stock that constitutes more than 50% of the total fair market value or total voting power of our stock; (b) change in effective control, such that the individuals who constitute our Board of Directors as of January 14, 2010 cease for any reason to constitute at least a majority of the Board of Directors during any twelve-month period, provided, however, that (i) if the election or nomination for election by our stockholders of any new director was approved by a vote of at least a majority of the existing Board of Directors, then such new director shall be considered a member of the existing Board of Directors, and (ii) any reductions in the size of the Board of Directors that are instituted by the existing Board of Directors shall not constitute a Change in Control, and that after such reduction, the existing Board of Directors shall mean the Board of Directors as so reduced; and (c) change in the ownership of a substantial portion of our assets, such that one person or more than one person acting as a group, other than a subsidiary, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by the person or persons) our assets that have a total gross fair market value (as determined in good faith by the Board of Directors without regard to any liabilities associated with such assets) of more than 50% of the total gross fair market value of all our assets immediately prior to such acquisition or acquisitions.

        Cause is defined as the executive's: (a) material breach of any of his obligations under any written agreement with us or our affiliates; (b) material violation of any of our policies, procedures, rules and regulations applicable to employees generally or to similarly situated employees, as they may be amended from time to time; (c) failure to reasonably and substantially perform his duties, other than as a result of physical or mental illness or injury; (d) willful misconduct or gross negligence that has caused or is reasonably expected to result in material injury to our business, reputation or prospects; (e) fraud or misappropriation of funds; or (f) commission of a felony or other serious crime involving moral turpitude.

        Good Reason is defined as: (a) a material and adverse reduction in the nature or scope of the authority or title held by the executive or duties assigned to the executive; or (b) the relocation of the executive's principal place of employment more than 50 miles from its location within one year of the effective date of the Change in Control; provided that written notice must be provided to us within 60 days following the occurrence of such event and we have 30 days to cure such event.

        If we terminate the employment of the executive without Cause or if the executive terminates his employment for Good Reason during the twelve-month period following a Change in Control, the executive is entitled to receive from us: (1) a cash amount equal to any accrued but unpaid base salary and vacation pay through the date of the executive's termination of employment, payable within 30 days following the date of the executive's termination of employment; (2) a cash amount equal to 12 months of the executive's base salary as of the date of the executive's termination of employment, which shall be paid in accordance with our normal payroll practices over the twelve-month period following the date of the executive's termination of employment; (3) a cash amount equal to one times the executive's base salary multiplied by the executive's target annual bonus level for the fiscal year during which the executive's termination of employment occurs, which shall be paid in accordance with our normal payroll practices over the twelve-month period following the date of the executive's termination of employment; and (4) reimbursement (or direct payment to the carrier) for 12 months following the executive's termination of employment for the premium costs incurred by the executive (and his spouse and dependents, where applicable) to obtain COBRA coverage, pursuant to one of the group health plans sponsored by us, and only if the executive is participating in the group health plan as of the date of termination.

        Assuming that the agreements were in place, if we had terminated the employment of Messrs. Ragen, Forsythe, Minick and Feng without Cause or if they terminated their employment for

Good Reason on December 31, 2015 and such date was within the twelve-month period following a Change in Control, they would have been entitled to the amounts set forth in the following table:

Executive	Change in Control Severance Period	Salary	Bonus	Benefits	Value of Accelerated Equity(1)	Total Severance
York Ragen	12 months	$385,000	$192,500	$18,772	$515,752	$1,112,024
Russ Minick	12 months	$395,000	$197,500	$18,772	$693,926	$1,305,198
Patrick Forsythe	12 months	$350,000	$175,000	$5,522	$584,091	$1,114,613
Clement Feng	12 months	$245,000	$85,750	$18,772	$134,173	$483,695

(1)
Represents the value of the long-term incentive awards to be received upon a qualifying termination of employment. Under the terms of the restricted stock agreements and option agreements, if within the one year period following a change in control, the participant's employment is terminated by the Company without cause (or by the participant for good reason), the participant's outstanding restricted stock and stock options shall vest as of the date of such termination of employment. In the case of the outstanding restricted stock awards, the equity value represents the value of the shares (determined by multiplying the closing price of $29.77 per share on December 31, 2015 by the number of unvested shares of restricted stock that would vest upon termination of employment). In the case of option awards, the equity value was determined by multiplying (i) the spread between the exercise price and the closing price of $29.77 per share on December 31, 2015 and (ii) the number of unvested option shares that would vest following termination

        All severance benefits are subject to the executive's execution and the effectiveness of a release of claims and continued compliance with the nondisclosure and noncompete agreement that each executive has entered into.

 2015 DIRECTOR COMPENSATION

        The following table shows compensation information for 2015 for our Board of Directors.

Name	Fees earned ($)(3)	Stock awards ($)(1)	Total ($)
Timothy Walsh	180,000	105,065	285,065
John D. Bowlin	60,000	60,009	120,009
Barry J. Goldstein(2)	95,604	—	95,604
David A. Ramon	60,000	60,009	120,009
Robert Dixon	60,000	60,009	120,009
Todd Adams	10,000	105,065	115,065
Bennett Morgan	10,000	105,065	115,065
Ralph Castner(4)	60,000	60,009	120,009
Andrew Lampereur	71,099	60,009	131,108

(1)
Represents shares received in connection with annual equity portion of compensation. The amounts indicated represent the aggregate grant date fair value for awards of stock, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Subtopic 718-10. See Note 15 to the Consolidated Financial Statements included in our Annual Report on form 10-K for the year ended December 31, 2015 for a discussion of the relevant assumptions used in calculating these amounts.

(2)
Mr. Goldstein resigned as a member of the Board of Directors effective June 10, 2015.

(3)
Once a director has met their Minimum stock ownership requirement, they may elect to receive their annual stock grant in cash.

(4)
Mr. Castner elected to resign as a director effective April 22, 2016.

        As of December 31, 2015, each individual who served as an outside director during 2015 had outstanding the following number of stock awards:

Name	Stock awards (#)
Timothy Walsh	9,840
John D. Bowlin	12,511
Barry J. Goldstein	5,905
David A. Ramon	12,042
Robert Dixon	6,515
Todd Adams	4,147
Bennett Morgan	4,146
Ralph Castner*	2,264
Andrew Lampereur	2,355

*
Mr. Castner elected to resign as a director effective April 22, 2016.

The fee paid to the Chairman of the Audit Committee is $5,000 per quarter, while the fee paid to the Chairman of the Compensation Committee and the Nominating and Governance Committee is $2,500 per quarter. Our directors are reimbursed for out-of-pocket expenses incurred in connection with rendering board services.

 2015 Equity Compensation Plan Information at Fiscal Year-End

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,131,942	$15.18	4,436,088
Equity compensation plans not approved by security holders(1)	—	—	—

(1)
Not applicable. There are no equity compensation plans not approved by the security holders.

RELATED PERSON TRANSACTIONS

Policies for Approval of Related Person Transactions

        We adopted a written policy relating to the approval of related person transactions. Our Audit Committee reviews and approves or ratifies all relationships and related person transactions between us and (1) our directors, director nominees, executive officers or their immediate family members, (2) any 5% record or beneficial owner of our common stock or (3) any immediate family member of any person specified in (1) and (2) above. Our Chief Financial Officer is primarily responsible for the development and implementation of processes and controls to obtain information from our directors and executive officers with respect to related party transactions and for determining, based on the facts and circumstances, whether we or a related person have a direct or indirect material interest in the transaction.

        As set forth in the related person transaction policy, in the course of its review and approval or ratification of a related party transaction, the Audit Committee will consider:

  •
  the nature of the related person's interest in the transaction;

  •
  the availability of other sources of comparable products or services;

  •
  the material terms of the transaction, including, without limitation, the amount and type of transaction; and

  •
  the importance of the transaction to us.

        Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to participate in the discussions or approval or ratification of the transaction. However, such member of the Audit Committee will provide all material information concerning the transaction to the Audit Committee.

        There were no related person transactions required to be disclosed since January 1, 2015 and no such transactions are currently proposed.

PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Board of Directors recommends that the stockholders ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2016. The Audit Committee approved the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2016. As the Company reported in its Current Report on Form 8-K filed on April 22, 2016, on April 20, 2016 (the "Dismissal Date"), the Company dismissed

Ernst & Young as the Company's independent registered public accounting firm. The audit committee of the board of directors (the "Audit Committee") recommended and approved the dismissal of Ernst & Young.

        The reports of Ernst & Young on the consolidated financial statements of the Company for each of the fiscal years ended December 31, 2015 and 2014 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

        During the fiscal years ended December 31, 2015 and 2014, and through the Dismissal Date, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference thereto in its reports on the financial statements of the Company for such years. During the fiscal years ended December 31, 2015 and 2014, and through the Dismissal Date, there were no "reportable events" as defined under Item 304(a)(1)(v) of Regulation S-K.

        Although the Company is not required to seek stockholder approval of this appointment, the Board of Directors believes that doing so is consistent with good corporate governance practices. If the appointment is not ratified, the Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment.

        The Board of Directors recommends a vote FOR ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm.

 Principal Accounting Fees and Services

        Ernst & Young served as our independent registered public accounting firm until the Dismissal Date. The following table presents fees paid for the audit of our annual consolidated financial statements and all other professional services rendered by Ernst & Young for the years ended December 31, 2015 and 2014.

	For the Years Ended December 31,
	2015	2014
Audit Fees	$770,900	$860,900
Audit-related fees(1)	—	204,600
Tax fees	86,200	67,400
All other fees	13,900	2,000

Total Fees	$871,000	$1,134,900

(1)
Audit-related fees in 2014 relate to due diligence procedures performed related to the acquisitions of Powermate and MAC.

        The services provided by Ernst & Young were pre-approved by the Audit Committee. The Audit Committee has considered whether the provision of the above-noted services is compatible with maintaining the independence of the independent registered public accounting firm and has determined, based on advice from Ernst & Young, that the provision of such services has not adversely affected Ernst & Young 's independence.

        According to its charter, the Audit Committee is responsible for approving all audit engagement fees, terms and non-audit engagements with the independent auditors on behalf of the Company in advance of providing any service.

 PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

        As required by Regulation 14A of the Securities Exchange Act, we are offering our stockholders an opportunity to cast an advisory vote on the compensation of our named executive officers, as disclosed in this proxy statement. Although the vote is non-binding, we value continuing and constructive feedback from our stockholders on compensation and other important matters. The Board and the Compensation Committee will consider the voting results when making future compensation decisions.

        At the 2015 Annual Meeting of Stockholders, we provided our stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers as disclosed in the proxy statement for the 2015 Annual Meeting, and our stockholders overwhelmingly approved the proposal, with more than 98% of the votes cast in favor. Previously, at the 2013 Annual Meeting, we also asked our stockholders to indicate if we should hold an advisory vote on the compensation of our named executive officers every one, two or three years, with our Board recommending an annual advisory vote. Because our Board views it as a good corporate governance practice, and because at our 2013 Annual Meeting more than 98% of the votes cast were in favor of an annual advisory vote, we again are asking our stockholders to approve the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC's rules.

        As described in the "Compensation Discussion and Analysis" section of this proxy statement, we believe that our executive compensation program enables us to attract, retain, and motivate a high-performance executive management team that improves our fundamental financial performance and provides value to the long-term interests of Generac and its stockholders.

        We ask for your advisory vote on the following resolution:

  •
  "RESOLVED, that the stockholders hereby approve the compensation of Generac's named executive officers, as described in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission."

        Your Board unanimously recommends that you vote "FOR" approval of this proposal.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to (i) the integrity of the Company's financial statements and financial reporting process and the Company's systems of internal accounting and financial controls; (ii) the performance of the internal audit services function; (iii) the annual independent audits of the Company's financial statements and management's report regarding the effectiveness of the Company's system of internal control over financial reporting, the engagement of the independent auditors and the evaluation of the independent auditors' qualifications, independence and performance; (iv) the compliance by the Company with legal and regulatory requirements, including the Company's disclosure controls and procedures; (v) the evaluation of enterprise risk issues; and (vi) the fulfillment of the other responsibilities set out in the committee's charter. The Audit Committee has the responsibility for the engagement and retention of the Company's independent registered public accounting firm and the approval of all audit and other engagement fees.

        In discharging its responsibilities, the Audit Committee is not itself responsible for the planning or conducting of audits or for any determination that the Company's financial statements are complete and accurate or in accordance with generally accepted accounting principles. The Company's management is primarily responsible for its financial statements and the quality and integrity of the reporting process. The independent registered public accounting firm Ernst & Young LLP is responsible for auditing those financial statements with accounting principles generally accepted in the United States of America.

        In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2015, management's report of the effectiveness of the Company's system of internal control over financial reporting and Ernst & Young's report of the effectiveness of the Company's system of internal control over financial reporting with the Company's management and representatives of the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, as well as by SEC regulations. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

        Ernst & Young LLP audited the financial records of the Company and its subsidiaries for the year ended December 31, 2015 and have served as the Company's independent registered public accounting firm since 2006. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        In reliance on its review of the audited consolidated financial statements, the review of the report of management on the effectiveness of the Company's internal control over financial reporting and Ernst & Young's report thereon, the discussions referred to above and the receipt of the written disclosures referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors on April 18, 2016.

Andrew Lampereur, Chair David Ramon Ralph Castner

 OTHER BUSINESS

        The Board of Directors has no knowledge of any other matter to be submitted at the Annual Meeting of Stockholders. If any other matter shall properly come before the annual meeting, the persons named in this proxy statement will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

PROPOSALS BY STOCKHOLDERS

        Proposals that stockholders wish to submit for inclusion in our proxy statement and related form of proxy for our 2017 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act must be received by us at S45 W29290 Hwy. 59, Waukesha, WI 53189, attention of Raj Kanuru, SVP, General Counsel and Secretary, no later than December 30, 2016, unless the date of our 2017 annual meeting is more than 30 days before or after June 16, 2017, in which case the deadline will be a reasonable time before we begin to print and mail our proxy materials. Any stockholder proposal submitted for inclusion must be eligible for inclusion in our proxy statement in accordance with the rules and regulations promulgated by the SEC.

        With respect to proposals submitted by a stockholder other than for inclusion in our proxy statement and related form of proxy for our 2017 annual meeting of stockholders, timely notice of any stockholder proposal must be received by us in accordance with our Bylaws no later than the close of business on March 18, 2017 nor earlier than the close of business on February 16, 2017, unless the date of our 2017 annual meeting is more than 30 days before or 60 days after June 16, 2017, in which case notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must contain the information required by our Bylaws. Any proxies solicited by the Board of Directors for the 2016 annual meeting may confer discretionary authority to vote on any proposals notice of which is not timely received.

        It is important that your proxy be returned promptly, whether by mail, by the Internet or by telephone. The proxy may be revoked at any time by you before it is exercised. If you attend the meeting in person, you may withdraw any proxy (including an Internet or telephonic proxy) and vote your own shares.

By Order of the Board of Directors,

AARON JAGDFELD President and Chief Executive Officer

. Admission Ticket Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Central Time, on June 15, 2016, the day before the meeting Vote by Internet • Go to www.envisionreports.com/GNRC • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2 and 3. 1. Election of Class I Directors: + For Withhold For Withhold For Withhold 01 - John D. Bowlin 02 - Aaron Jagdfeld 03 - Andrew G. Lampereur ForAgainst Abstain ForAgainst Abstain 2. Proposal to ratify independent public accounting firm for 2016. 3. Advisory vote to approve executive compensation. OTHER BUSINESS The Board of Directors has no knowledge of any other matter to be submitted at the Annual Meeting of Stockholders. If any other matter shall properly come before the annual meeting, or any adjournment or postponement thereof, the proxies named hereby will have discretionary authority to vote the shares thereby represented in accordance with their best judgment. B Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 3 2 B V 02CPUA Annual Meeting Proxy Card X IMPORTANT ANNUAL MEETING INFORMATION

. 2016 Annual Meeting Admission Ticket 2016 Annual Meeting of the Stockholders of Generac Holdings Inc. June 16th, 2016, 9:00 AM Local Time Generac corporate headquarters S45 W29290 Hwy. 59, Waukesha, WI 53189 Upon arrival, please present this admission ticket and photo identification at the registration desk. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Generac Holdings Inc. This proxy is solicited by the Board of Directors for the Annual Meeting on June 16, 2016 York A. Ragen, Chief Financial Officer of Generac Holdings Inc., and Raj Kanuru, General Counsel and Secretary of Generac Holdings Inc., or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Generac Holdings Inc. to be held on June 16, 2016 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will vote FOR all nominees listed on the reverse side hereof and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. (Items to be voted appear on reverse side.)

. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2 and 3. 1. Election of Class I Directors: + For Withhold For Withhold For Withhold 01 - John D. Bowlin 02 - Aaron Jagdfeld 03 - Andrew G. Lampereur ForAgainst Abstain ForAgainst Abstain 2. Proposal to ratify independent public accounting firm for 2016. 3. Advisory vote to approve executive compensation. OTHER BUSINESS The Board of Directors has no knowledge of any other matter to be submitted at the Annual Meeting of Stockholders. If any other matter shall properly come before the annual meeting, or any adjournment or postponement thereof, the proxies named hereby will have discretionary authority to vote the shares thereby represented in accordance with their best judgment. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 02CPVA Annual Meeting Proxy Card X IMPORTANT ANNUAL MEETING INFORMATION

. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Generac Holdings Inc. This proxy is solicited by the Board of Directors for the Annual Meeting on June 16, 2016 York A. Ragen, Chief Financial Officer of Generac Holdings Inc., and Raj Kanuru, General Counsel and Secretary of Generac Holdings Inc., or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Generac Holdings Inc. to be held on June 16, 2016 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will vote FOR all nominees listed on the reverse side hereof and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. (Items to be voted appear on reverse side.)